UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2010

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square
Cambridge, MA  02139
(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On December 22, 2010, after review and approval by the Compensation Committee of the Board of Directors, the Company entered into executive retention agreements with each of its four executive officers, namely Gustav Christensen, President and Chief Executive Officer; George Migausky, Executive Vice President and Chief Financial Officer; Ivana Magovcevic-Liebisch, Executive Vice President Corporate Development and General Counsel; and William Pullman, Executive Vice President and Chief Research and Development Officer.  These retention agreements supersede and replace employment agreements previously executed between the Company and each of these executives.

These retention agreements provide for severance benefits in the event that the executive's employment is terminated (i) by the Company at any time (before or after a change of control) for any reason other than cause, death or disability, or (ii) by the executive for good reason following a change of control.  The benefits provided to each executive under the retention agreements are summarized below:

Termination Prior to a Change in Control

•
The Company shall continue to provide the executive with full benefit coverage, including medical, dental and life insurance coverage, for 18 months (for the Chief Executive Officer)  or for 9 months (for the other executives);

•	The Company shall continue to pay the executive's base salary for 18 months (for the Chief Executive Officer) or for 9 months (for the other executives);

•
The Company shall pay the executive, in a lump sum, the pro-rata portion of the executive's performance bonus earned, if any, through the date of termination (or, if not determinable, then a pro-rata portion of the executive’s target bonus, based upon the number of calendar days the executive was employed during the fiscal year in which termination occurs);

•	All of the executive's outstanding stock options that are unvested shall continue to vest for 18 months (for the Chief Executive Officer) or for 9 months (for the other executives); and

•
All of the executive's outstanding stock options shall remain exercisable for 21 months (for the Chief Executive Officer) and 12 months (for the other executives) but in no event beyond the maximum term of any stock options.

Termination After a Change in Control

•
The Company shall continue to provide the executive with full benefit coverage, including medical, dental and life insurance coverage, for 18 months (for the Chief Executive Officer) or for 12 months (for all other executives);

•
The Company shall pay the executive, in a lump sum (i) a pro-rata portion of the executive’s target bonus, based upon the number of calendar days the executive was employed during such fiscal year, and (ii) 100% of the executive's base salary and target bonus (or 150% in the case of the Chief Executive Officer);

•	All of the executive's outstanding stock options that are unvested shall vest immediately; and

•
All of the executive's outstanding stock options shall remain exercisable for 21 months (for the Chief Executive Officer) or for 15 months (for the other executives) but in no event beyond the maximum term of any stock options.

Payment of the above-described severance benefits is subject to the executive releasing all his or her claims against the Company.

Each agreement provides for a reduction of payments and benefits to be received by the executive pursuant to a change of control to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Internal Revenue Code, but only if such reduction would not put the executive in a worse after-tax position than if the payments and benefits were paid in full.

Each agreement continues in effect for three years from its effective date, subject to automatic one-year extensions thereafter unless one year prior notice is given of the Company’s intention not to extend the term of the agreement; provided, however, that in any event the agreement shall continue in effect for one year following a change in control that occurs during the term of the agreement.

This summary is qualified in its entirety by reference to the forms of the agreement, which are filed as exhibits to this Form 8-K and incorporated into this description by this reference.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Executive Retention Agreement dated as of December 22, 2010 between the Company and Gustav Christensen.

10.2	Form of Executive Retention Agreement for executive officers other than the CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: December 23, 2010	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
Executive Vice President Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Retention Agreement dated as of December 22, 2010 between the Company and Gustav Christensen.

10.2	Form of Executive Retention Agreement for executive officers other than the CEO.